CONSENT OF INDEPENDENT AUDITORS
                          -------------------------------


                                                 January 26, 2001

     As independent auditors, we hereby consent to the incorporation by reference in this Form SB-2 Statement of our reports, relating to the consolidated financial statements and financial statement schedules of American Southwest Holdings, Inc. for the years ended December 31, 1998, and December 31, 1999 and the quarter ended September 30, 2000, included on Form SB-2 for the years ended December 31, 1997 and December 31, 1998 and the quarter ended
September 30, 2000. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.

                                      /s/ Ashworth, Mitchell Brazelton, P.L.L.C.
                                      ------------------------------------------
                                      ASHWORTH, MITCHELL BRAZELTON, P.L.L.C.
                                      Certified Public Accountants
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